Exhibit 10.3

MOTOS AMERICA INC. EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement for an Executive (the "Agreement") is made and effective this January 1, 2022, BETWEEN: Motos America Inc . (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at : 510 So. 200 West Suite 110 Salt Lake City, UT 84101 AND: Karl Kristian Odwarka the "Participant"), located at: 28591 Sunset Blvd West, Lathrup Village, MI 48076 RECITALS In consideration of the covenants and agreements herein contained and the moneys to be paid hereunder, the Company hereby employs the Executive and the Executive hereby agrees to perform services as an Executive of the Company, upon the following terms and conditions : 1) TERM . The Company hereby employs Executive to serve as President and to serve in such additional or different position or positions as the Company may determine in its sole discretion . The term of employment shall be for a period of 2 years (“Employment Period”) to commence on January 1 2022 , unless earlier terminated as set forth herein . The effective date of this Agreement shall be the date first set forth above, and it shall continue in effect until the earlier of : i) The effective date of any subsequent employment agreement between the Company and the Executive ; ii) The effective date of any termination of employment as provided elsewhere herein ; or 2 year(s) from the effective date hereof, provided, that this Employment Karl Kristian Odwarka Executive Employment Agreement Page 1 of 19

Agreement shall automatically renew for successive periods of 2 years each unless either party gives written notice to other that it does not wish to automatically renew this Agreement, which written notice must be received by the other party no less than 30 days and no more than 60 days prior to the expiration of the applicable term . 2) DUTIES AND RESPONSIBILITIES . Executive will be reporting to Board of Directors . Within the limitations established by the By - laws of the Company, the Executive shall have each and all of the duties and responsibilities of that position and such other or different duties on behalf of the Company, as may be assigned from time to time by, or at the direction of the Board of Directors of the Company . The Duties and Responsibilities of the Executive are enumerated in Addendum 1 hereto, and may be modified from time to time by joint agreement of the Executive and the Company . 3) LOCATION . The initial principal location at which Executive shall perform services for the Company shall be as directed by Board of Directors . 4) ACCEPTANCE OF EMPLOYMENT . Executive accepts employment with the Company upon the terms set forth above and agrees to devote all Executive’s time, energy and ability to the interests of the Company, and to perform Executive’s duties in an efficient, trustworthy and business - like manner . 5) DEVOTION OF TIME TO EMPLOYMENT . The Executive shall devote the Executive's best efforts and substantially all of the Executive's working time to performing the duties on behalf of the Company . The Executive shall provide services during the normal business hours of the Company as determined by the Company . Reasonable amounts of time may be allotted to personal or outside business, charitable and professional activities and shall not constitute a violation of this Agreement provided such activities do not materially interfere with the services required to be rendered hereunder . 6) QUALIFICATIONS . The Executive shall, as a condition of this Agreement, satisfy all of the qualification that are reasonably and in good faith established by the Board of Directors . 7) COMPENSATION. a) Base Salary . Executive shall be paid a base salary (“Base Salary”) at the annual rate as follows: Karl Kristian Odwarka Executive Employment Agreement Page 2 of 19

● $ 60 , 000 for 2022 and ● $ 90 , 000 for 2023 ; Wage shall be payable in bi - weekly installments consistent with Company’s payroll practices . The annual Base Salary shall be reviewed on or before December 31 st of each year, unless Executive’s employment hereunder shall have been terminated earlier pursuant to this Agreement . In consideration of the services under this Agreement, Executive shall be paid the aggregate of basic compensation, bonus and benefits as hereinafter set forth . b) Payment . Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices . c) Benefits . The Company shall provide Executive with such benefits as are provided to other senior management of the Company . Benefits shall include at a minimum : i) paid time off (PTO) shall accrue as follows : ● Years 1 and 2 = 5 days ● Years 3 and 4 = 10 days ● Years 5+ = 15 days Karl Kristian Odwarka Executive Employment Agreement Page 3 of 19 iii) PTO shall be approved in writing by the Chief Executive Officer. ii) health insurance coverage under the same terms as offered to other Executives of the Company, retirement programs as offered to other Executives of the Company, iv) such other benefits and perquisites as are approved by the Board of Directors . v) The Company has the right to modify conditions of participation, terminate any benefit, or change insurance plans and other providers of such benefits in its sole discretion . The Executive shall be reimbursed for out of pocket expenses that are pre - approved by the Company, subject to the Company’s policies and procedures therefore, and only for such items that are a necessary and integral part of the Executive’s job functions . vi) paid holidays as per the Company’s policies . d) Bonus i) From time to time, the Company may pay to Executive a bonus . ii) Payment of any bonus compensation shall be at the sole discretion of the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company and the Executive shall have no entitlement to any amount absent a decision by the Company as aforesaid to make such bonus compensation . iii) Such bonuses, if any shall be added as a written addendum to this Agreement . e) Nondeductible Compensation . In the event a deduction shall be disallowed by the Internal Revenue Service or a court of competent jurisdiction for federal income tax purposes for all or any part of the payment made to Executive by the Company or any other shareholder or Executive of the Company, shall be required by the Internal Revenue Service to pay a deficiency on account of such disallowance, then Executive shall repay to the Company or such other individual required to make such payment, an amount equal to the tax imposed on the disallowed portion of such payment, plus any and all interest and penalties paid with respect thereto . The Company or other party required to make payment shall not be required to defend any proposed disallowance or other action by the Internal Revenue Service or any other state, federal, or local taxing authorities . f) Withholding . All sums payable to Executive under this Agreement will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law . 8) OTHER EMPLOYMENT BENEFITS. a) Business Expenses . Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement . b) Benefit Plans . Executive shall be entitled to participate in the Company’s medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions . Executive shall be entitled to participate in any other benefit plan offered by the Company to its Executives during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Section 8 (c) below) . Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any Executive benefit plan or program from time to time . c) Stock Options . Executive may be entitled to options to acquire shares of the Common Stock of the Company . If stock options are granted to the employee, such options will be governed in their entirety by the Motos America 2022 Stock Option Plan adopted by the shareholders of the Company, and the specific terms and conditions of a Motos America Inc . Stock Option Agreement , and a Motos America Inc . Stock Option Grant Notice (the Karl Kristian Odwarka Executive Employment Agreement Page 4 of 19

forms of which are attached hereto as Exhibits A, B, and C respectively) entered into by and between the Executive and the Company . Nothing in this Agreement shall confer any rights, or privileges to acquire any stock options or other equity participation in the Company to the Executive, nor shall this Agreement create any burden or obligation on the Company to provide the same to the Executive . 9) POLICIES AND PROCEDURES . The Company shall have the authority to establish from time to time the policies and procedures to be followed by the Executive in performing services for the Company . Executive shall abide by the provisions of any contract entered into by the Company under which the Executive provides services . Executive shall comply with the terms and conditions of any and all contracts entered by the Company . 10) TERMINATION OF EMPLOYMENT. a) With Cause . Upon termination of Executive’s employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued PTO to the date of termination thereof . Notwithstanding anything herein to the contrary, the Company may terminate Executive’s employment hereunder for cause for any one of the following reasons : Karl Kristian Odwarka Executive Employment Agreement Page 5 of 19 iii) i) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed, ii) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records, improper disclosure of the Company’s confidential or proprietary information, iv) any action by the Executive which has a detrimental effect on the Company’s reputation or business, v) Executive’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, vi) any breach of this Agreement, which breach is not cured within 7 days following written notice of such breach, vii) a course of conduct amounting to gross incompetence, viii) chronic and unexcused absenteeism, ix) unlawful appropriation of a corporate opportunity, or x) misconduct in connection with the performance of any of Executive’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject . b) Without Cause . The Company may terminate Executive’s employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of 0 in addition to accrued but unpaid Base Salary and accrued PTO, less deductions required by law, but if, and only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form within 7 days of tender . c) Resignation . Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company if they are a director . d) Cooperation . After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive . e) Compensation After Notice of Termination . After notice of termination has been given by either Company or Executive, as provided in this Article, Executive shall be entitled to receive the compensation provided for in this Agreement until the notice period has expired . It is understood that after the written notice is given by either Company or Executive . Executive shall continue to devote substantially all of the Executive's time to the Executive's normal services for the Company during the notice period, with sufficient time allowed, in the sole discretion of the Company, for Executive to seek new employment . 11 ) DISABILITY OF EXECUTIVE . The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 45 consecutive days . Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and PTO . i) Definitions . For purposes of this Agreement, whenever used in this Article 13 : (a) " Total disability " shall mean that the Executive is unable, mentally or Karl Kristian Odwarka Executive Employment Agreement Page 6 of 19

physically, whether it be due to sickness, accident, age or other infirmity, to engage in any aspect of the Executive's normal duties as set forth in this Agreement . (b) " Partial disability " shall mean that the Executive is able to perform, to some extent, on behalf of the Company, the particular services in which the Company specializes, and which the Executive previously performed for the Company, but that the Executive is unable, mentally or physically, to devote the same amount of time to such services as was devoted prior to the occurrence of such sickness or accident . (c) " Normal monthly salary " shall mean the salary which the Executive is being paid by the Company per month as of the commencement date of the period of disability, as specified hereinabove or as determined by the Board of Directors of the Company pursuant to the terms hereof . (d) “Total Disability” . During a single period of total disability of the Executive, the Executive shall be entitled to receive from the Company, the Executive's normal monthly salary for the shorter of first three (3) months of disability or until any disability insurance policy available through the Executive’s employment begins to pay benefits . If the single period of disability should continue beyond three (3) months, the Executive shall receive only such amount as the Executive shall be entitled to receive under disability insurance coverage on the Executive, if any . (e) Partial Disability . During a period of partial disability of the Executive, the Executive shall receive an amount of compensation computed as follows : 1. That portion of the Executive's normal monthly basic compensation which bears the same ratio to the Executive's normal monthly basic compensation as the amount of time which the Executive is able to devote to the usual performance of services on behalf of the Company during such period bears to the total time the Executive devoted to performing such services prior to the commencement date of the single period of disability, and 2. Such amount shall be calculated by multiplying the Executive’s basic compensation by a fraction, the numerator of which shall be the percentage of normal services that the Executive is able to perform and the denominator which shall be the total services that the Karl Kristian Odwarka Executive Employment Agreement Page 7 of 19

Executive is able to perform absent the partial disability. iii) ii) Combination of Total and Partial Disability . If a single period of disability of the Executive consists of a combination of total disability and partial disability, the maximum total disability compensation to which the Executive shall be entitled from the Company under this disability provision shall not exceed an amount equal to one (1) times the Executive's normal monthly basic compensation . Broken Periods of Disability . A period of disability may be continuous or broken . If broken into partial periods of disability which are separated by intervening periods of work, there shall be aggregated together all of such successive partial periods of disability except any period prior to the time when any single period of work extends for 2 months or longer ; and such aggregated periods of disability shall be treated as a single period in determining the amount of disability compensation to which an Executive shall be entitled under any provision of this Section . Karl Kristian Odwarka Executive Employment Agreement Page 8 of 19 iv) Termination Due to Disability . If and when the period of total or partial disability of the Executive totals 2 months, the Executive's employment with the Company shall automatically terminate . Notwithstanding the foregoing, if the disabled Executive and the Company agree, the disabled Executive may thereafter be employed by the Company upon such terms as may be mutually agreeable . v) Commencement Date of Disability . The commencement date of a period of disability, whether it be a continuous period or the aggregate of successive partial periods, shall be the first day on which the Executive is disabled . vi) Dispute Regarding Existence of Disability . Any dispute regarding the existence, extent or continuance of the disability shall be resolved by the determination of a majority of three (3) competent physicians, one (1) of whom shall be selected by the Company, one (1) of whom shall be selected by the Executive and the third ( 3 rd) of whom shall be selected by the other two (2) physicians so selected . 12 ) DEATH OF EXECUTIVE . In the event the Executive shall die during the term hereof, the Company shall pay to the Executive's surviving spouse, or if the Executive shall leave no surviving spouse, then to the Executive's estate, only such amounts as may have been earned by the Executive prior to the Executive's date of death, but which were unpaid at date of death .

13) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENTS. Executive recognizes and acknowledges that all records with respect to clients, business associates, customer or referral lists, contracting parties and referral sources of the Company, and all personal, financial and business and proprietary information of the Company, its Executives, officers, directors and shareholders obtained by the Executive during the term of this Agreement and not generally known in the public (the "Confidential Information") are valuable, special and unique and proprietary assets of the Company's business . The Executive hereby agrees that during the term of this Agreement and following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not at any time, directly or indirectly, disclose any Confidential Information, in full or in part, in written or other form, to any person, firm, Company, association or other entity, or utilize the same for any reason or purpose whatsoever other than for the benefit of and pursuant to authorization granted by the Company . "Confidential Information" shall also include any information (including, but not limited to, technical or non - technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers) that : (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use ; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy . In the case of Company's business, Company's Trade Secrets include (without limitation) information regarding names and addresses of any customers, sales personnel, account invoices, training and educational manuals, administrative manuals, prospective customer leads, in whatever form, whether or not computer or electronically accessible "on - line . " 14) EXCLUSIVE EMPLOYMENT . During employment with the Company, Executive will not do anything to compete with the Company’s present or contemplated business, nor will he or she plan or organize any competitive business activity . Executive will not enter into any agreement which conflicts with his duties or obligations to the Company . Executive will not during his employment or within 2 year after it ends, without the Company’s express written consent, directly or indirectly, solicit or encourage any Executive, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with the Company . Karl Kristian Odwarka Executive Employment Agreement Page 9 of 19

15) HIRING. The Executive agrees that during the Executive's employment with the Company and for a period of 2 years following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not attempt to hire any other Executive or independent contractor of the Company or otherwise encourage or attempt to encourage any other Executive or independent contractor of the Company to leave the Company's employ. 16) ASSIGNMENT AND TRANSFER . Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void . This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof . 17) NO INCONSISTENT OBLIGATIONS . Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company . Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others . Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers . 18) ATTORNEYS’ FEES . The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate . Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law . The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees and other expenses incurred in such action . In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees, costs of legal assistants, and other costs from the other party, which shall Karl Kristian Odwarka Executive Employment Agreement Page 10 of 19

include any fees or costs incurred at trial or in any appellate proceeding, and expenses and other costs, including any accounting expenses incurred. 19) GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of law principles . 20) AMENDMENT . This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company . 21) SEVERABILITY . If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect . 22) CONSTRUCTION . The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement . The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive . 23) RIGHTS CUMULATIVE . The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies . 24) NONWAIVER . No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance . All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company . 25) NOTICES . Any and all notices or other communication provided for herein, shall be given by registered or certified mail, return receipt requested, in case of the Company to its principal office, and in the case of the Executive to the Executive's residence address set forth on the first page of this Agreement or to such other address as may be designated by Karl Kristian Odwarka Executive Employment Agreement Page 11 of 19

the Executive. 26) ASSISTANCE IN LITIGATION . Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party ; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation . 27) ARBITRATION . Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Salt Lake City, Utah . Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, but the arbitration shall be in front of an arbitrator, with the following exceptions if in conflict : (a) one arbitrator shall be chosen by mutual consent of the Company and the Executive ; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s) ; and (c) arbitration may proceed in the absence of any party if written notice of the proceedings has been given to such party . The parties agree to abide by all decisions and awards rendered in such proceedings . Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection . All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity ; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement . The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party . The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company . The arbitrator(s) shall be required to follow applicable law . IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, Karl Kristian Odwarka Executive Employment Agreement Page 12 of 19

HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO . 28) SOLICITATION . The Executive further agrees that during the term of this Agreement and following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not, in any manner or at any time, solicit or encourage any person, firm, Company or other business entity who are clients, business associates or referral sources of the Company to cease doing business with the Company or to do business with the Executive . 29) COVENANTS INDEPENDENT . Each restrictive covenant on the part of the Executive set forth in this Agreement shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Company and the Executive may have, fully performed and not executory, and the existence of any claim or cause of action by the Executive against the Company whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant . 30) INJUNCTIVE AND EQUITABLE RELIEF . Executive and Company recognize and expressly agree that the extent of damages to Company in the event of a breach by Executive of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrefutably presumed, and that the remedy at law for any breach will be inadequate to compensate the Company . Consequently, the Executive agrees that in the event of a breach of any such covenant, in addition to any other relief to which Company may be entitled, Company shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction . 31) INDEMNIFICATION . The Executive hereby agrees to indemnify and hold the Company and its officers, directors, shareholders and Executives harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out Karl Kristian Odwarka Executive Employment Agreement Page 13 of 19

of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of the Executive's breach or threatened breach of any covenant contained herein . 32) ACKNOWLEDGMENT . The Executive acknowledges that when this Agreement is concluded, the Executive will be able to earn a living without violating the foregoing restrictions and that the Executive's recognition and representation of this fact is a material inducement to the execution of this Agreement and to Executive's continued relationship with the Company . 33) SURVIVAL OF COVENANTS . All restrictive covenants contained in this Agreement shall survive the termination of this Agreement . 34) LIMITATIONS ON AUTHORITY. Without the express written consent from the Board of Directors of the Company, the Executive shall have no apparent or implied authority to: a) Pledge the credit of the Company or any of its other Executives; b) Bind the Company under any contract, agreement, note, mortgage or otherwise release or discharge any debt due the Company unless the Company has received the full amount thereof; or sell, mortgage, transfer or otherwise dispose of any assets of the Company. 35) REPRESENTATION AND WARRANTY OF EXECUTIVE . The Executive acknowledges and understands that the Company has extended employment opportunities to Executive based upon Executive's representation and warranty that Executive is in good health and able to perform the work contemplated by this Agreement for the term hereof . 36) INVALID PROVISION ; SEVERABILITY . The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted . 37) MODIFICATION . No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto . 38) ENTIRE AGREEMENT . This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter Karl Kristian Odwarka Executive Employment Agreement Page 14 of 19

hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought. 39) DISPUTES . Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be arbitrated in accord with Section 27 herein above . If for any reason, before or after arbitration, any controversy, claim or dispute arising out of or relating to this Agreement is litigated, it shall litigated solely in state or federal court in Salt Lake City, Utah . Each party hereby : a) submits to the jurisdiction of such court, b) waives the defense of an inconvenient forum, c) agrees that valid consent to service may be made by mailing or delivery of such service to the Secretary of State (the “Agent”) or to the party at the party’s last known address, if personal service delivery cannot be easily effected, and d) authorizes and directs the Agent to accept such service in the event that personal service delivery cannot easily be effected. 39) WAIVER OF JURY TRIAL . Each party, to the fullest extent permitted by applicable law, hereby irrevocably waives all right to trial by jury as to any issue relating hereto in any action, proceeding, or counterclaim arising out of or relating to this Agreement or any other matter involving the parties hereto . IN WITNESS HEREOF, each party to this Agreement has caused it to be executed on the date indicated below. Motos America Inc. DATE: By Vance Harrison, Chief Executive Officer Executive DATE: Karl Kristian Odwarka Karl Kristian Odwarka Executive Employment Agreement Page 15 of 19

Addendum 1 MOTOS AMERICA INC. EXECUTIVE EMPLOYMENT AGREEMENT DUTIES AND RESPONSIBILITIES OF KARL KRISTIAN ODWARKA Dated Karl Kristian Odwarka Executive Employment Agreement

EXHIBIT A MOTOS AMERICA INC. EXECUTIVE EMPLOYMENT AGREEMENT MOTOS AMERICA 2022 STOCK OPTION PLAN Karl Kristian Odwarka Executive Employment Agreement

MOTOS AMERICA INC. 2022 STOCK OPTION PLAN This Stock Option Plan (“Option Plan”) is adopted by Motos America Inc . (the “Company”) on the February 16 , 2022 , to be effective until all options granted hereunder are exercised, or until amended or rescinded by action of the Board of Directors of the Company . 1) ALLOCATION OF SHARES TO THE PLAN . Motos America Inc . does hereby allocate One Million Five Hundred Thousand ( 1 , 500 , 000 ) shares of its $ 0 . 001 par value common voting shares under this Option Plan, to be allocated among key employees, directors and key associates of the Company at the direction of the Chief Executive Officer of the Company, and as approved by resolution of the Board of Directors of the Company (“Board”) . 2) ELIGIBLE PARTICIPANTS . Eligible Participants shall be determined from time to time by the Board from among the key employees of the Company, members of the Board of Directors of the Company, and key service suppliers to the Company . Such eligible participant shall be entitled to participate in this incentive stock option plan as part of their employment, retainer, or service agreements, when granted such options by the action of the Board by conveying to the Participant a Stock Option Grant Notice, substantially similar to the form attached hereto as Addendum 1 , and by entering into a Stock Option Agreement with the Company the form of which is attached hereto as Addendum 2 . 3) RIGHTS OF PARTICIPANTS . Each Stock Option Agreement entered into shall define the number of shares available to the Participant, the term of the Options, the vesting period and conditions of such vesting, the means and method of the exercise of such Options, the exercise price of such Options, as well as the means and methods of payment for the exercise of such Options . Each Stock Option Agreement shall further define the rights of the Participant to transfer their Options, and under what circumstances the Company may withdraw the Options granted to the Participant . 4) GOVERNING LAW . This Option Plan shall be governed by and construed in accordance with the laws of the state of Nevada, and further subject to the regulations and rules of the

United States Internal Revenue Service, the United States Securities and Exchange Commission, as well as The Financial Industry Regulatory Authority, NASDAQ, and any other Self - Regulatory Organization to which the Company reports, or may report during the pendency of this Option Plan .

Karl Kristian Odwarka Executive Employment Agreement EXHIBIT B MOTOS AMERICA INC. EXECUTIVE EMPLOYMENT AGREEMENT STOCK OPTION AGREEMENT

MOTOS AMERICA INC. STOCK OPTION AGREEMENT This Stock Option Agreement (“Option Agreement”) is made and entered into as of the 1st Day of March, 2022 (“Date of Grant”). BETWEEN: Motos America Inc . (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at : 510 So. 200 West Suite 110 Salt Lake City, UT 84101 AND: Karl Kristian Odwarka the "Participant"), located at: 28591 Sunset Blvd West, Lathrup Village, MI 48076 Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Option Agreement, Motos America Inc . , a Nevada corporation (the "Company") has granted you an option under the Motos America Inc . 2022 Stock Option Plan of the Company attached hereto as Exhibit A to this Agreement and made part hereof (the "Option Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice . The option is granted to you effective as of the date of grant set forth in the Grant Notice (the "Date of Grant") . If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control . Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan and said definitions and documents are subject to periodic changes . In the following clauses, these terms shall have defined meanings as follows : a) “ Participant ” means an individual who is a manager, employee or a contractor of the Company, who is selected at the discretion of the President or Chief Executive Karl Kristian Odwarka Stock Option Agreement Page 1 of 13

Officer, and acknowledged by resolution of the Board of Directors of the Company (the “Board”) to be granted stock options ; b) “ Option ” means the stock option that entitles the Participant to acquire shares of the Company during the Exercise Period against payment of the Exercise Price provided for in Section 3 ; c) “ Option Shares ” means the total amount of $ 0 . 001 par value common voting shares of the Company which are made available for purchase by the Participant by means of the present Stock Option Agreement ; d) “ Date of Grant ” means the date on which the Participant and the Company enter into this Stock Option Agreement and on which the Participant receives the Option ; e) “ Vesting ” means the process by which the Participant acquires the Option Shares granted to him/her through this Stock Option Agreement . Subject to the provisions hereof, your Option will vest as set out in your Grant Notice . The vesting will cease upon termination of your continuous service ; f) “ Vesting Period ” is the period of time before shares are unconditionally owned by an employee . If that person's employment terminates before the end of the vesting period, the company can buy back the shares at the original price ; g) “ Vesting Schedule ” means a table indicating the number of Option Shares that will vest throughout the Vesting Period, which the Participant may purchase after the Vesting Period or upon the occurrence of any of the triggering events under section 15 , 16 and 17 ; h) “ Vested Option Shares ” means a portion of the total amount of Option Shares which the Participant has earned the right to acquire throughout the Vesting Period and the total amount of Option Shares which the Participant has earned the right to acquire after the Vesting Period has ended ; i) “ Anniversary Date(s) ” means the date that is 365 days, or multiples thereof from the Date of Grant of the Option and as of which the Option may be exercised ; j) “ Exercise ” means the purchase of all Option Shares by the Participant after the Vesting Period has ended, or the purchase of a fraction of vested Option Shares by the Participant upon the occurrence of certain triggering events ; k) “Exercise Price ” means the price, determined at the Date of Grant, at which an Option Share can be purchased by the Participant ; l) “ Exercise Period ” means the period of time during which the Participant may purchase the Option Shares . Karl Kristian Odwarka Stock Option Agreement Page 2 of 13

1. OPTION GRANT On the date of entry into force of this Agreement, (the "Grant Date"), the Company grants the participant an option (the "Option") to purchase the aggregate number of 200 , 000 common voting shares of the Company as described above (the "Option Shares") against payment of the exercise price per share of $ 1 . 00 indicated above (the "Exercise Price") during the exercise period beginning on March 1 , 2023 and ending on March 1 , 2030 , subject to all the terms and conditions of this Agreement . 2. EXERCISE PRICE The exercise price is set at $ 1 . 00 per share . Also, the number of common shares subject to your option and your exercise price per share may be adjusted from time to time for capital adjustments such as splits, reverses and the like . 3. METHOD OF PAYMENT Payment of the exercise price is due in full upon exercise of all or any part of your option . You may elect to make payment of the exercise price of your option in cash or by check or in any other manner permitted above, which may include one or more of the following : a) Bank draft or money order payable to the Company . b) Other methods which may be defined in the future and become available to you . 4. WHOLE SHARES You may exercise your option only for whole Common Shares . 5. VESTING RIGHTS Subject to the provisions hereof, your Option will vest as set out in your Grant Notice . The vesting will cease upon termination of your continuous service . 6. EXERCISE You may exercise the vested portion of your option during its term by delivering a notice in a form substantially similar to the Notice of Exercise (appended hereto as Addendum 1 ) together with payment of the exercise price to the Company's Option Plan administrator, or to such other Karl Kristian Odwarka Stock Option Agreement Page 3 of 13

person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require . a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company's Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require . b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise . c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option . 7. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE") If permitted in your Grant Notice (i . e . , the "Exercise Schedule" indicates "Early Exercise Permitted") and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option ; provided, however, that : a) a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock; b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; Karl Kristian Odwarka Stock Option Agreement Page 4 of 13

c) you will enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred . 8. TERM Unless otherwise specified, you may not exercise your option before such options are vested as defined in the Vesting Schedule of your Grant of Options, or after the expiration of the option's term . The term of your option expires upon the earliest of the following : a) immediately upon the termination of your Continuous Service for Cause ; b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8 (d) below) ; provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section below relating to "Securities Law Compliance," your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service ; provided further, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your option would violate the Company's insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of the Company's insider trading policy . Notwithstanding the foregoing, if (i) you are a Non - Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date ; c) twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 16 ) below ; d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause ; e) the Expiration Date indicated in your Grant Notice ; or Karl Kristian Odwarka Stock Option Agreement Page 5 of 13

f) the day before the tenth (10th) anniversary of the Date of Grant. If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability . The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates . 9. SECURITIES LAW COMPLIANCE In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act . The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas . Reg . 1 . 401 (k) - 1 (d)(3), if applicable) . 10. RESTRICTION OF EXERCISE FOR EMPLOYEES NOT EXEMPTED If you are an employee eligible for overtime pay under the Fair Labor Standards Act of 1938 , as amended (i . e . , an "non - exempt employee"), and unless otherwise provided in the plan, you may not exercise your election until you have completed at least six (6) months of continuous service from the date of the grant, even if you have been an employee for more than six (6) months . In accordance with the provisions of the Workers' Economic Opportunities Act, you may exercise your option in respect of any portion vested before this six (6) month anniversary in the event of (i) your death or disability, (ii) a business transaction for which your option is not deemed, maintained or replaced, (iii) a change of control or (iv) your termination of continuous service when you "retire" (as defined in the Corporation's benefit plans) . Karl Kristian Odwarka Stock Option Agreement Page 6 of 13

11. TRANSFERABILITY a) Restrictions on Transfer. Your option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner consistent with applicable tax and securities laws upon your request. b) Domestic Relations Orders . Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order . You may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1 . 421 - 1 (b)(2) that contains the information required by the Company to effectuate the transfer . You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement . If this option is an Incentive Stock Option, this option may be deemed to be a Non - statutory Stock Option as a result of such transfer . c) Beneficiary Designation . Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option . In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise . d) Certain Trusts . You may also transfer your option to a trust if you are considered to be the sole beneficial owner while the option is held in the trust . You and the trustee must enter into transfer and other agreements required by the Company . 12. OPTION NOT A SERVICE CONTRACT Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment . In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate . Karl Kristian Odwarka Stock Option Agreement Page 7 of 13

13. WITHHOLDING OBLIGATIONS a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the exercise of your option . b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Market Price, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting) . Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility . 14. TAX CONSEQUENCES You hereby agree that the Company does not have a duty to design or administer the Option Plan or its other compensation programs in a manner that minimizes your tax liabilities . You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation . In particular, you acknowledge that this Option is exempt from Section 409 A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the "fair market value" per share of the Option Shares on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option . 15. BAD LEAVER In the event that the Participant's employment relationship with the Company ends because he has become a Bad Leaver (i . e . dismissal for an urgent reason) a material breach of the Participant's Employment Agreement or the Stock Option Agreement, or similar reasons determined by the Company's written employment policies : Karl Kristian Odwarka Stock Option Agreement Page 8 of 13

a) The acquisition of the shares covered by options ceases immediately ; b) If the participant becomes a bad leaver during the vesting period, the vested shares of an option and unvested shares of an option become void and the participant no longer has any rights with respect to such vested or unvested shares ; c) If the Participant becomes a bad leaver after the exercise of the Option Shares, the Participant must offer and, if such offer is accepted by the Corporation, transfer all of the Option Shares held by the Participant to the Company, which is not required to accept the above offer . If the participant who is a bad leaver refuses to make the transfer, the Company has the right to cancel all of the participant's outstanding option shares and to pay the participant the par value of the option shares so cancelled . 16. PARTICIPANT'S DISABILITY In the event of termination of the Participant's employment contract due to a disability on the Participant's side ("Disability Termination"), the Participant may, but only within 12 months following the date of termination of employment (but in no event later than the expiry date of the term of this Option), exercise this Option to the extent that the Participant had the right to exercise it on such termination date . To the extent that the Participant was not entitled to exercise this option on the date of termination of disability, or if he does not exercise it within the time limits provided herein, this option shall terminate . 17. DEATH OF THE PARTICIPANT In the event of the death of the Participant occurring during the term of this Option and while the Participant is an employee of the Corporation, provided that the Participant has had continuous employee status since the date of grant of this Option, this Option may be exercised at any time within 12 months following the date of death by a person entitled to exercise this Option by legacy or inheritance, but only to the extent of the exercise right that had accrued at the time of the death of the Participant . To the extent that the Participant did not have the right to exercise the Option on the date of death, or if a person authorized by the Participant does not exercise such Option before March 1 , 2030 as specified herein, such Option shall terminate . 18. NOTICES Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon your receipt or, in the case of notices delivered by the Company to you, Karl Kristian Odwarka Stock Option Agreement Page 9 of 13

five (5) days after deposit in the mail, postage prepaid, addressed to you at the last address you provided to the Company . 19. GOVERNING PLAN DOCUMENT Your option is subject to all the provisions of the Option Plan, attached hereto as Exhibit A , the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Option Plan . In the event of any conflict between the provisions of your option and those of the Option Plan, the provisions of the Option Plan shall control . The Board (or appropriate committee thereof) will have the power to interpret the Option Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Option Plan as are consistent therewith and to interpret or revoke any such rules . All actions taken and all interpretations and determinations made by the Board will be final and binding upon you, the Company and all other interested persons . No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Option Plan or this Agreement . 20. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company, except as such plan otherwise expressly provides . The Company expressly reserves its rights to amend, modify, or terminate any of the Company's employee benefit plans . 21. SEVERABILITY If all or any part of this Option Agreement or the Option Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid . Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid . Karl Kristian Odwarka Stock Option Agreement Page 10 of 13

22. MISCELLANEOUS a) The rights and obligations of the Company under your option shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the Company's successors and assigns ; b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option ; c) You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option and fully understand all provisions of your option ; d) This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required ; e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company . 23. GOVERNING LAW This Stock Option Agreement shall be governed by and construed in accordance with laws of the State of Utah, which state shall have jurisdiction over any dispute arising out of, in connection with, or by reason of this Agreement . Motos America Inc. DATE: By Vance Harrison, Chief Executive Officer Participant DATE: Karl Kristian Odwarka Karl Kristian Odwarka Stock Option Agreement Page 11 of 13

ADDENDUM 1 TO THE MOTOS AMERICA INC. STOCK OPTION AGREEMENT NOTICE OF EXERCISE Motos America Inc. 510 So. 200 West #110 Salt Lake City, U 84101 Attention: Stock Plan Administrator Date of Exercise: This constitutes notice to Motos America Inc. under my Option that I elect to purchase the below number of shares of Common Stock of the Company for the price set forth below. Non - statutory տ Incentive տ Type of option (check one): Stock option dated: Number of Shares as to which option is exercised: Certificates to be issued in name of: $ $ Total exercise price: $ $ Cash payment delivered herewith: $ $ Value of Shares delivered herewith: $ $ Value of Shares pursuant to net exercise: $ $ Regulation T Program (cashless exercise): By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Motos America Inc . 2022 Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the Karl Kristian Odwarka Stock Option Agreement exercise of this option, and (iii) if this exercise relates to an Incentive Stock Option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the Date of Grant of this option or within one (1) year after such Shares are issued upon exercise of this option . I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the "Lock - Up Period") . I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto . In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period . Karl Kristian Odwarka Stock Option Agreement Participant: Karl Kristian Odwarka DATE:

Karl Kristian Odwarka Executive Employment Agreement EXHIBIT C MOTOS AMERICA INC. EXECUTIVE EMPLOYMENT AGREEMENT STOCK OPTION GRANT NOTICE

MOTOS AMERICA INC. STOCK OPTION GRANT NOTICE This Stock Option Grant Notice (" Grant Notice ") is made and effective on “Date of Grant” means the date on which the Participant and the Company enter into an Stock Option Agreement and on which the Participant receives the Option options described hereinafter ; BETWEEN: Motos America Inc . (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at : 510 So. 200 West Suite 110 Salt Lake City, UT 84101 AND: Karl Kristian Odwarka the "Participant"), located at: 28591 Sunset Blvd West, Lathrup Village, MI 48076 Notice is hereby given of the following Option to purchase shares of the $0.001 par value common voting shares of the Company (“Option Shares”) has been awarded to Participant: Participant: Date of Grant: Vesting Period: Exercise Price: Number of Option Shares: Expiration Date: Vesting Schedule: Exercise Schedule: Karl Kristian Odwarka March 1, 2022 4 years $1.00 200,000 March 1, 2030 25% per year March 1, 2023 Begin Date March 1, 2030 End Date No Early Exercise Permitted: Notice of Grant of Stock Option Page 1 of 2

This Grant Notice is qualified in its entirety by the Motos America Inc . 2022 Stock Option Plan , and a Stock Option Agreement that must be entered into by and between the Company and the Participant before this Grant Notice is of any effect . NO EMPLOYMENT OR SERVICE CONTRACT Nothing in this Grant Notice or in the Stock Option Agreement shall confer upon Participant any right to continue their employment, or offering their services for any period of specific duration, nor shall this Grant Notice interfere with or otherwise restrict in any way the rights of the Company (or any affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant 's service/employment at any time for any reason, with or without cause . Motos America Inc . Notice of Grant of Stock Option Page 2 of 2 _ By Vance Harrison, Chief Executive Officer Date Participant _ Karl Kristian Odwarka Date